EXHIBIT 2

JOINDER TO AGREEMENT

This Joinder dated November 23, 2010 (“Joinder”) to Agreement dated as of December 15, 2008, by and among Carl Marks & Co. Inc., a New York corporation (“CMCO”) and a stockholder of ATS Corporation, a Delaware corporation (“Company”), and other stockholders of the Company including the Susan Claster Grantor Trust (“Stockholder”), a trust and a stockholder of the Company.

Recitals

WHEREAS, each of CMCO and the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of shares of the outstanding common stock, $0.0001 par value per share, of the Company (the “Shares”);

WHEREAS, the Stockholder wishes to agree to and be bound by the Agreement, which was executed on December 15, 2008 by CMCO and certain stockholders of the Company, including Mark L. Claster, the prior owner of the Shares who transferred (“Transfer”) them by marital gift to his wife Susan Claster who then contributed the Shares to the Stockholder;

WHEREAS, it is a condition to the Transfer that the Stockholder execute this Joinder;

WHEREAS, the Stockholder agrees (i) not to transfer or otherwise dispose of any of such Stockholder’s Shares, or any and all other shares or securities of the Company issued, issuable, exchanged or exchangeable in respect of any Shares, without the consent of CMCO, and (ii) to vote such Stockholder’s Shares as set forth herein.

NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties agree as follows:

1.	Agreement on Transfer and Sale of Shares.

1.1
Transfer and Encumbrance. The Stockholder agrees to be subject to such Stockholder’s Proxy (as defined in Section 3) and agrees that it will not, directly or indirectly, (i) transfer, sell, assign, give, exchange or pledge, or otherwise dispose of or encumber the Stockholder’s Shares, or to make any offer or agreement relating thereto, at any time without the consent of CMCO; (ii) deposit any of the Stockholder’s Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Stockholder’s Shares or grant any proxy (except for the Proxy (as defined in Section 3 below)) or power of attorney with respect thereto, in each case, in a manner that conflicts or may conflict with the Stockholder’s obligations hereunder, or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer, exchange or other disposition of or transfer of any interest in or the voting of any of the Stockholder’s Shares, in each case, in a manner that conflicts or may conflict with the Stockholder’s obligations hereunder or without the consent of CMCO.

1.2
New Shares. The Stockholder agrees that any shares or securities of the capital stock of the Company that the Stockholder purchases or with respect to which the Stockholder otherwise acquires beneficial ownership after the date of this Agreement (“New Shares”), and any and all other shares or securities of the Company issued, issuable, exchanged or exchangeable in respect of any New Shares, shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares. Upon any purchases of New Shares, CMCO shall amend Exhibit B-1 of the Agreement to reflect the revised ownership Share numbers of the Stockholders.

2.
Agreement To Vote. At every meeting of the stockholders of the Company called with respect to any of the following, and at every postponement or adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any matter subject to a stockholder vote or consent, the Stockholder agrees to vote such Stockholder’s Shares or New Shares (as applicable) in the same manner as directed by CMCO. Other than the Proxy, the Stockholder will not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with this Section 2.

3.
Proxy. Concurrent with the execution of this Agreement, the Stockholder agrees to deliver to CMCO a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the extent provided in Section 212 of the Delaware General Corporation Law, covering the total number of Shares or New Shares (as applicable) beneficially owned or as to which beneficial ownership is acquired (as such term is defined in Rule 13d-3 under the Exchange Act) by such Stockholder. The Proxy shall not be terminated by any act of the Stockholder or by operation of law, whether by the death or incapacity of the Stockholder or by the occurrence of any other event or events (including, without limitation, the termination of any trust or estate for which the Stockholder is acting as a fiduciary or fiduciaries or the dissolution or liquidation of any corporation or partnership). If after the execution hereof, the Stockholder should die or become incapacitated, or if any trust or estate holding the Shares or New Shares (as applicable) should be terminated, or if any corporation or partnership holding the Shares or New Shares (as applicable) should be dissolved or liquidated, or if any other such similar event or events shall occur, certificates representing the Shares or New Shares (as applicable) shall be delivered by or on behalf of the Stockholder in accordance with the terms and conditions of this Agreement, and actions taken by CMCO hereunder shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other similar event or events had not occurred, regardless of whether or not CMCO has received notice of such death, incapacity, termination, dissolution, liquidation or other event.

4.	Representations, Warranties and Covenants of Stockholder. The Stockholder hereby represents, warrants and covenants to CMCO that:

	4.1	Ownership. The Stockholder has good and valid title to, and is the sole legal and beneficial owner of the Shares, in each case free and clear of all liens.

4.2
Authorization. The Stockholder has all requisite power and authority to execute and deliver this Agreement and the Proxy and to consummate the transactions contemplated hereby and thereby and has sole voting power and sole power of disposition, with respect to all of the Shares with no restrictions on its voting rights or rights of disposition pertaining thereto. The Stockholder has duly executed and delivered this Agreement, and this Agreement is a legal, valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms.

4.3
No Violation. Neither the execution, delivery and performance of this Agreement or the Proxy nor the consummation of the transactions contemplated hereby and thereby will (i) require the Stockholder to file or register with, or obtain any material permit, authorization, consent or approval of, any governmental or regulatory entity, or any other entity (other than the filing of a Schedule 13D, Schedule 13G or amendment thereto, if applicable); (ii) violate, or cause a breach of or default (or an event which with notice or the lapse of time or both would become a default) under, any contract, agreement or understanding, any statute or law, or any judgment, decree, order, regulation or rule of any governmental or regulatory entity, or any other entity or any arbitration award binding upon the Stockholder; or (iii) cause the acceleration of any obligation under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrances on any property or asset of the Stockholder pursuant to any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation or decree to which the Stockholder is subject or by which the Stockholder or any of the Stockholder’s properties or assets are bound. No proceedings are pending which, if adversely determined, will have a material adverse effect on any ability to vote or dispose of any of the Shares.

5.
Further Assurances. The Stockholder hereby covenants and agrees to execute and deliver, or cause to be executed or delivered, such additional proxies, consents, waivers and other instruments, and undertake any and all further action, necessary or desirable, in the reasonable opinion of CMCO to carry out the purpose and intent of this Agreement.

6.
Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the date when CMCO sells or otherwise disposes of all of its securities owned in the Company; provided that nothing herein shall relieve any party from liability hereof for breaches of this Agreement and/or the Proxy prior to such date.

7.	Miscellaneous.

7.1
Waiver. No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by each party hereto. The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

7.2
Severability. In the event that any term, provision, covenant or restriction set forth in this Agreement, or the application of any such term, provision, covenant or restriction to any person, entity or set of circumstances, shall be determined by a court of competent jurisdiction to be invalid, unlawful, void or unenforceable to any extent, the remainder of the terms, provisions, covenants and restrictions set forth in this Agreement, and the application of such terms, provisions, covenants and restrictions to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall remain in full force and effect, shall not be impaired, invalidated or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable law.

7.3
Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other; Any purported assignment without such consent shall be void.

	7.4	Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

7.5
Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision, rule or principle (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

7.6
Jurisdiction. The parties to this Agreement agree that any suit, action or proceeding arising out of, or with respect to, this Agreement or the Proxy, or any judgment entered by any court in respect thereof shall be brought in the courts of New York, New York County or in the U.S. District Court for the Southern District of New York as the commencing party may elect, and the Stockholder hereby accepts the exclusive jurisdiction of those courts for the purpose of any suit, action or proceeding. In addition, the Stockholder hereby irrevocably waives, to the fullest extent permitted by law, any objection which the Stockholder may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or such Stockholder’s Proxy or any judgment entered by any court in respect thereof brought in New York, New York County or the U.S. District Court for the Southern District of New York, as selected by the commencing party, and hereby further irrevocably waives any claim that any suit, action or proceedings brought in New York or in such District Court has been brought in an inconvenient forum.

7.7
Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matters.

7.8
Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

If to CMCO:	Carl Marks & Co. Inc.
900 Third Avenue
33rd Floor
New York, New York 10022

If to the Stockholder:	To the address for notice set forth on the signature page hereof.

7.9
Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Proxy, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled after a final, non-appealable judgment that this Agreement has been breached by the non-prevailing party and such breach has caused actual damages to the prevailing party. In no event shall the prevailing party be entitled to consequential, speculative or punitive damages.

7.10
Remedies Not Exclusive. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

7.11
Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE PROXY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

7.12
Counterparts. This Agreement may be executed in any number of counterparts and delivered by facsimile, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute but one and the same instrument.

7.13	Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

7.14
Disclosure. The Stockholder hereby authorizes CMCO to publish or disclose in any reports filed with the SEC by CMCO, including, without limitation, a Schedule 13D, its identity and the nature of its commitments, arrangements and understandings under this Agreement, and execute a joint filing agreement for such Schedule 13D.

7.15
Consent of Spouse. If the Stockholder is married, the Stockholder either (a) acknowledges that he is not a domiciliary resident of a “community property” state or (b) agrees to deliver to CMCO the Consent of Spouse attached hereto as Exhibit B on the date hereof.

[SIGNATURE PAGE APPEARS ON NEXT PAGE]

In Witness Whereof, the parties have caused this Agreement to be duly executed on the day and year first above written.

CARL MARKS & CO. INC.

By:	/s/	Robert A. Speer
	Name:	Robert A. Speer
	Title:	Chief Financial Officer

STOCKHOLDER:

SUSAN CLASTER GRANTOR TRUST

By:	/s/	Marl L. Claster
	Name:	Mark L. Claster
	Title:	Trustee

Stockholder’s Address for Notice:

c/o Carl Marks & Co. Inc.
900 Third Avenue
33rd Floor
New York, New York 10022

Shares beneficially owned:

526,249 shares of the Company Common Stock.

EXHIBIT A

PROXY TO VOTE STOCK OF THE COMPANY

The undersigned stockholder of ATS Corporation., a Delaware corporation (the “Company”), hereby irrevocably (to the full extent permitted by Section 212 of the Delaware General Corporation Law), appoints Carl Marks & Co. Inc., a New York corporation (“CMCO”) as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued, issuable, exchanged or exchangeable in respect thereof on or after the date hereof (collectively, the “Securities”) in accordance with the terms of this Proxy. The Securities beneficially owned by the undersigned stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Securities are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Securities until after the date that CMCO sells all Securities in the Company owned by it (“Termination Date”).

This Proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law), is coupled with an interest and is granted pursuant to that certain Agreement dated as of December 15, 2008 by and among CMCO and the Stockholders of the Company named in the Agreement, which the undersigned stockholder agrees to effective November 23, 2010.

The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Termination Date, to act as the undersigned’s attorney and proxy to vote the Securities, and to exercise all voting and other rights of the undersigned with respect to the Securities (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law), at every annual, special or other meeting or action of the stockholders of the Company, as applicable, or at any postponement or adjournment thereof and in every written consent in lieu of such meeting on any matter submitted to the Stockholders for vote or consent.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

This Proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Termination Date.

Dated: November 23, 2010	SUSAN CLASTER GRANTOR TRUST

	By:	/s/	Mark L. Claster
		Name:	Mark L. Claster
		Title:	Trustee

Shares beneficially owned:

526,249 shares of the Company Common Stock